Exhibit 99

Rule 10b5-1 PURCHASE PLAN

THIS DOCUMENT IS FOR:
KENNETH R GIFFORD JR & SALLY J GIFFORD
8900 SWASEY DRIVE
REDDING CA 96001-9722

Purchases Plan, dated June 2, 2004 (the “Purchases Plan”), between Kenneth R Gifford Jr. & Sally J Gifford (“Buyers”) and Hoefer & Arnett (“Broker”).

WHEREAS, the Buyers desires to establish this Purchases Plan to buy shares of common stock, Bank of Commerce Holdings, no par value. and

WHEREAS, the Buyers desires to engage Hoefer & Arnett “Broker” to effect purchases of shares of Stock in accordance with the Purchases Plan;

NOW, THEREFORE, the Buyers and Broker hereby agree as follows:

1.	Broker shall affect a purchase (each, a “Purchase” and collectively, the “Purchases”) on each day on which NASD is open and the Stock trades’ regular way on the Exchange at a price of not more $32.00 per share, commencing June 2, 2004.

2.	This Purchases Plan shall become effective on June 2, 2004 and shall terminate on June 2, 2005 OR when 5,000 cumulative shares have been purchased.

3.	Buyers understand that Broker may not be able to affect a Purchase due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker. If any Purchase cannot be executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to the Broker. Broker shall affect such Purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.

4.	Buyers represents and warrants that they are not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock), is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the Broker from conducting Purchases in accordance with this Purchases Plan and is entering into this Purchases Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Buyers shall immediately notify the Broker if they become subject to a legal, regulatory or contractual restriction or undertaking that would prevent the Broker from making Purchases pursuant to this Purchases Plan, and, in such a case, Buyers and Broker shall cooperate to amend or otherwise revise this Purchases Plan to take into account such legal, regulatory or contractual restriction or undertaking (provided that neither party shall be obligated to take any action that would be inconsistent with the requirements of Rule 10b5-1(c)).

5.	It is the intent of the parties that this Purchases Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Purchases Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

6.	The Buyers acknowledges and agrees that the Broker may suspend effecting Purchases of Stock in the event that: (i) in the opinion of the Buyer’s counsel or Issuer’s counsel, effecting such Purchases is likely to result in a violation of applicable law or regulations by the Broker, the Buyers and/or the Issuer, or a violation of a contract to which the Issuer is a party or by which the Issuer is bound, or (ii) [the Issuer files a registration statement with the Securities arid Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Purchase of Stock (or any security into which the Stock is convertible) by the Buyers, other than a registration statement on Form S-3, if such registration statement relates to the repurchase of securities solely by stockholders of the Company, or a registration statement on Form S-8 or Form S-4]. If any Purchase cannot be affected by the Broker as a consequence of one or more of the foregoing circumstances (each, a “Suspension Event”), the Broker will affect such Purchase as promptly as practicable after the cessation or termination of the applicable Suspension Event(s), but only if such Purchase complies with the trading requirements described in Section 1 above.

7.	The Buyers acknowledges and agrees that it does not have authority; influence or control over any Purchases of Stock effected by the Broker pursuant to this Purchases Plan, and will not attempt to exercise any authority, influence or control over such Purchases. The Broker agrees not to seek advice from the Buyers with respect to the manner in which it affects Purchases under this Purchases Plan.

8.	Buyers agree to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

9.	This Purchases Plan shall be governed by and construed in accordance with the laws of the State of California and may be modified or amended only by a writing signed by the parties hereto and the Issuer.

IN WITNESS WHEREOF, the undersigned have signed this Purchases Plan as of the date first written above.

/s/ Kenneth R. Gifford Jr.         /s/ Sally J. Gifford

Kenneth R Gifford Jr. & Sally J Gifford

/s/ Lisa Gallo

Lisa Gallo — Hoefer & Arnett (Broker)

/s/ Mark Palmer

Mark Palmer- Hoefer & Arnett — Compliance Officer

Acknowledged:

Bank of Commerce Holdings

/s/ Linda J. Miles

Name:	Linda J. Miles

Title:	Chief Financial Officer

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